Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of S&T Bancorp, Inc. (the “Company”), hereby nominates, constitutes and appoints Todd D. Brice and Mark Kochvar , or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $2.50 par value per share, in connection with the acquisition by the Company of Mainline Bancorp, Inc., a corporation chartered under the laws of the Commonwealth of Pennsylvania, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Todd D. Brice Todd D. Brice	President and Chief Executive Officer; Director (Principal Executive Officer)	December 6, 2011

/s/ Mark Kochvar Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 6, 2011

/s/ Melanie Hubler Melanie Hubler	Senior Vice President and Controller	December 6, 2011

/s/ John N. Brenzia John N. Brenzia	Director	December 6, 2011

John J. Delaney	Director

/s/ Michael J. Donnelly Michael J. Donnelly	Director	December 6, 2011

William J. Gatti	Director

SIGNATURE	TITLE	DATE

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	December 6, 2011

/s/ Frank W. Jones Frank W. Jones	Director	December 6, 2011

/s/ Joseph A. Kirk Joseph A. Kirk	Director	December 6, 2011

/s/ David L. Krieger David L. Krieger	Director	December 6, 2011

/s/ James V. Milano James V. Milano	Director	December 6, 2011

/s/ James C. Miller James C. Miller	Chairman of the Board and Director	December 6, 2011

/s/ Alan Papernick Alan Papernick	Director	December 6, 2011

Robert Rebich, Jr.	Director

/s/ Charles A. Spadafora Charles A. Spadafora	Director	December 6, 2011

Christine J. Toretti	Director

/s/ Charles G. Urtin Charles G. Urtin	Director	December 7, 2011